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                                                                     Exhibit 3.5

                           CERTIFICATE OF FORMATION
                                      of
                             PENN VIRGINIA GP, LLC


     This Certificate of Formation, dated July 9, 2001, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the "Act") to form a limited liability company (the "Company")
                  ---                                             -------
under the Act.

     1.     Name. The name of the Company is Penn Virginia GP, LLC.

     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware 19801

     The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

            The Corporation Trust Company
            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware 19801

     EXECUTED as of the date written first above.


                                          /s/ William H. Montjoy II
                                          -----------------------------
                                              William H. Montjoy II
                                              Authorized Person





                                                           STATE OF DELWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:30 PM 07/09/2001
                                                          010328578 - 3412122